PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is made as of October 27, 1995, by and between GUARANTEED HOTEL INVESTORS 1985, L.P., a Delaware limited partnership ("Seller"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"), whose address is Three Pickwick Plaza, Suite 250, Greenwich, CT 06830.

                              PRELIMINARY STATEMENT

         Seller is the owner of the Hotel Properties. Buyer desires to purchase the Hotel Properties from Seller, and Seller desires to sell the Hotel Properties to Buyer, on the terms and conditions set forth in this Agreement. Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1.

                                    AGREEMENT

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. Definitions. The following terms shall have meanings set forth in this Section 1 for all purposes of this Agreement:

         "Additional Earnest Money" means the sum of $500,000.00 which is to be deposited in immediately available funds by Buyer with Title Company pursuant to
Section 3.

         "Affiliate" means any entity or person, as applicable, controlling, controlled by or under common control with any other person or entity.

         "Assignment Agreements" means, collectively, the assignment agreements to be executed and delivered by Buyer and Seller for each of the Hotel Properties. The Assignment Agreements will provide for the assignment to and assumption by Buyer of Seller's rights and obligations accruing under the Documents from and after the Closing Date, and all other rights of Seller in the Hotel Properties which will not otherwise be transferred to Buyer by the Special Warranty Deeds or Bills of Sale. The Assignment Agreements shall be in a form reasonably acceptable to Seller and Buyer, but in any event subject to the limitation of liability set forth in Section 16.

         "Bills of Sale" means, collectively, the special warranty bills of sale to be executed and delivered by Seller for the Hotel Properties providing for the conveyance to Buyer of all of the Fort Lauderdale Personal Property, Irving Personal Property and Tampa Personal Property AS IS and without representation or warranty other than Seller's special warranty as to title to such personal property (which special warranty shall be as to matters created by Seller, but none other), which Bills of Sale shall be in a form reasonably acceptable to Seller and Buyer. The Bills of Sale shall be subject to the limitation of liability set forth in Section 16.

         "Closing" shall have the meaning set forth in Section 4.

         "Closing  Date" means the date specified as the closing date in Section
4.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Confidential Information" means this Agreement and the terms and conditions of this Agreement, the information described in that certain Confidentiality Agreement previously executed between Seller and Buyer with respect to the Hotel Properties, the Purchase Price or other material terms of this transaction, and all information and reports produced by Buyer in connection with its examinations and investigations of the Hotel Properties.

         "Documents" means, collectively, the Fort Lauderdale Documents, the Irving Documents and the Tampa Documents.

         "Doubletree" means Doubletree Partners (fka Guest Quarters Hotels Partnership), a Delaware partnership.

         "Due Diligence Period" means the period commencing with the date of this Agreement and ending at 5 P.M. (Phoenix time) on the thirtieth business day following the date of this Agreement.

         "Earnest Money" means the Initial Earnest Money and the Additional Earnest Money actually received by Title Company pursuant to Section 3. The definition of Earnest Money shall include all interest accruing on the Initial Earnest Money and the Additional Earnest Money. Buyer shall be solely responsible for instructing Title Company to invest the Earnest Money in an interest bearing account and for taking all actions and paying all charges resulting from such investment.

         "Fort Lauderdale Documents" means those contracts, documents and instruments listed and/or described on the list to be delivered by Seller to Buyer within five business days after the date of this Agreement.

         "Fort  Lauderdale  Hotel  Property"  means,   collectively,   the  Fort
Lauderdale Real Property, the Fort Lauderdale Personal Property and the Fort Lauderdale Intangible Property.

         "Fort Lauderdale Intangible Property" means all of Seller's right, title and interest, to the extent assignable, in all trade names, trademarks and all other intangible property used in connection with the operation or use of the Fort Lauderdale Hotel Property, including, without limitation, the list of intangible property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; provided, however, that the foregoing shall not include the trade names or trademarks of the franchisor/manager of the Hotel Properties.

         "Fort Lauderdale Personal Property" means all of Seller's right, title and interest in all of the:

                   (i) equipment, trade fixtures, inventory, supplies, furnishings and other items of tangible personal property situated on or about or used in connection with the Fort Lauderdale Hotel Property, including, without limitation, the list of items of tangible personal property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (ii) motor vehicles used in connection with the Fort Lauderdale Hotel Property, including, without limitation, the list of vehicles to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (iii) to the extent assignable, warranties, guaranties, indemnities, claims and governmental licenses and permits pertaining to the current ownership, operation or use of the Fort Lauderdale Hotel Property, including, without limitation, the list of licenses, guarantees, warranties and permits to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; and

                  (iv) deposits in the form of cash or receivables, including, without limitation, credit card receivables, held by Seller as of the Closing Date with respect to the rental of guest rooms and meeting rooms and food service for periods of time from and after the Closing Date.

         "Fort Lauderdale Real Property" means the parcel or parcels of real estate located in Fort Lauderdale, Broward County, Florida, legally described in Exhibit A-1 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now located thereon.

         "Hotel Properties" means, collectively, the Fort Lauderdale Hotel Property, the Irving Hotel Property and the Tampa Hotel Property.

         "Initial Earnest Money" means the sum of $200,000.00 which is to be deposited in immediately available funds by Buyer with Title Company pursuant to
Section 3.

         "Irving Documents" means those contracts, documents and instruments listed and/or described on the list to be delivered by Seller to Buyer within five business days after the date of this Agreement.

         "Irving Hotel Property" means, collectively, the Irving Real Property, the Irving Personal Property and the Irving Intangible Property.

         "Irving Intangible Property" means all of Seller's right, title and interest, to the extent assignable, in all trade names, trademarks and all other intangible property used in connection with the operation or use of the Irving Hotel Property, including, without limitation, the list of intangible property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; provided, however, that the foregoing shall not include the trade names or trademarks of the franchisor/manager of the Hotel Properties.

         "Irving Personal Property" means all of Seller's right, title and interest in all of the:

                  (i) equipment, trade fixtures, inventory, supplies, furnishings and other items of tangible personal property situated on or about or used in connection with the Irving Hotel Property, including, without limitation, the list of items of tangible personal property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (ii) motor vehicles used in connection with the Irving Hotel Property, including, without limitation, the list of vehicles to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (iii) to the extent assignable, warranties, guaranties, indemnities, claims and governmental licenses and permits pertaining to the current ownership, operation or use of the Irving Hotel Property, including, without limitation, the list of licenses, guarantees, warranties and permits to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; and

                  (iv) deposits in the form of cash or receivables, including, without limitation, credit card receivables, held by Seller as of the Closing Date with respect to the rental of guest rooms and meeting rooms and food service for periods of time from and after the Closing Date.

         "Irving Real Property" means the parcel or parcels of real estate located in Irving, Dallas County, Texas, legally described in Exhibit A-2 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now located thereon.

         "Management Agreements" means those certain Management Agreements for each of the Hotel Properties between Seller and Doubletree dated as of February 16, 1994 with respect to the Irving Hotel Property and the Fort Lauderdale Hotel Property and November 3, 1993 with respect to the Tampa Hotel Property.

         "Non-Foreign Seller Certificate" means the certificate to be delivered by Seller prior to or at the Closing pursuant to which Seller shall certify to Buyer that Seller is neither a nonresident alien, a foreign partnership, a foreign trust or a foreign estate, as those terms are used in the Internal Revenue Code.

         "Permitted Exceptions" has the meaning set forth in Section 9.

         "Purchase Price" means the amount specified in Section 3.

         "Sale Termination Fee" has the meaning set forth in each of the Management Agreements.

         "Special Warranty Deeds" means the special or limited warranty deeds (limited to matters created by Seller, but none other) to be executed and delivered by Seller at the Closing for each of the Hotel Properties, which Special Warranty Deeds shall be subject to the Permitted Exceptions and otherwise in a form to be reasonably agreed to by Seller, Buyer and Title Company. The Special Warranty Deeds shall be subject to the limitation of liability set forth in Section 16.

         "Tampa Documents" means those contracts, documents and instruments listed and/or described on the list to be delivered by Seller to Buyer within five business days after the date of this Agreement.

         "Tampa Hotel Property" means, collectively, the Tampa Real Property, the Tampa Personal Property and the Tampa Intangible Property.

         "Tampa Intangible Property" means all of Seller's right, title and interest, to the extent assignable, in all trade names, trademarks and all other intangible property used in connection with the operation or use of the Tampa Hotel Property, including, without limitation, the list of intangible property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; provided, however, that the foregoing shall not include the trade names or trademarks of the franchisor/manager of the Hotel Properties.

         "Tampa Personal Property" means all of Seller's right, title and interest in all of the:

                  (i) equipment, trade fixtures, inventory, supplies, furnishings and other items of tangible personal property situated on or about the Tampa Hotel Property, including, without limitation, the list of items of tangible personal property to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (ii) motor vehicles used in connection with the Tampa Hotel Property, including, without limitation, the list of vehicles to be reasonably agreed to by Seller and Buyer during the Due Diligence Period;

                   (iii) to the extent assignable, warranties, guaranties, indemnities, claims and governmental licenses and permits pertaining to the current ownership, operation or use of the Tampa Hotel Property, including, without limitation, the list of licenses, guarantees, warranties and permits to be reasonably agreed to by Seller and Buyer during the Due Diligence Period; and

                  (iv) deposits in the form of cash or receivables, including, without limitation, credit card receivables, held by Seller as of the Closing Date with respect to the rental of guest rooms and meeting rooms and food service for periods of time from and after the Closing Date.

         "Tampa Real Property" means the parcel or parcels of real estate located in Tampa, Hillsborough County, Florida, legally described in Exhibit A-3 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now located thereon.

         "Title Company" means Lawyers Title Insurance Corporation, Phoenix National Division, 40 E. Mitchell Drive, Phoenix, Arizona, 85012, Attention: M. Duane Smith.

         "Trust and Escrow Agreement" means that certain Trust and Escrow Agreement to be entered into among Seller, Buyer and Trustee with respect to the disposition of the Trust Funds.

         "Trust Funds" means the sum of $2,000,000 from the proceeds of the Purchase Price to be deposited by Seller into an interest bearing trust account with Trustee pursuant to the Trust and Escrow Agreement. The term "Trust Funds" shall include all interest accruing thereon.

         "Trustee" means Norwest Bank Arizona, N.A., 3300 North Central Avenue, Phoenix, Arizona 85012.

         2. Transaction. On the terms and subject to the conditions set forth herein, Seller shall sell and Buyer shall purchase the Hotel Properties and Seller shall assign and Buyer shall assume the liabilities and obligations of Seller accruing under the Documents from and after the Closing Date. The sale and purchase of the Hotel Properties and the assignment and assumption of the liabilities and obligations of Seller accruing under the Documents from and after the Closing Date are intended to be an integrated and simultaneous transaction, and Seller's obligations under this Agreement are contingent upon all of the Hotel Properties, and all of the obligations under the Documents accruing from and after the Closing Date, being purchased and assumed, respectively, by Buyer and Seller being released from further liabilities and obligations under the Documents. The transaction described in this Agreement involves only the sale of the Hotel Properties and the assumption of liabilities and obligations of Seller accruing under the Documents from and after the Closing Date and does not include any assets of Seller not expressly included within the definitions of Hotel Properties and Documents. Without limiting the foregoing, Seller shall not transfer to Buyer any of Seller's cash, except that Buyer shall receive a credit at Closing for the deposits included within the definitions of Hotel Properties. Seller's liability to Buyer in connection with the sale and conveyance of the Hotel Properties shall be limited as set forth in
Section 16.

         3. Purchase Price. The purchase price for the Hotels (the "Purchase Price") shall be in the aggregate amount of $73,250,000.00, which amount shall be allocated among the Hotel Properties (including an allocation with respect to each of the Hotel Properties between the real property and the personal property) in good faith by Seller and Buyer during the Due Diligence Period. If Seller and Buyer are unable to agree in good faith during the Due Diligence Period as to such allocations, such failure shall not be a basis for terminating this Agreement, but Seller and Buyer shall submit the matter to binding arbitration in Phoenix, Arizona pursuant to the Uniform Arbitration Act then in effect in the State of Arizona. Such determination shall be made by a panel of two arbitrators not having an interest in the transaction contemplated by this Agreement, one selected by Seller and one selected by Buyer. The determination of such arbitrators shall be final and conclusive upon the parties, and a judgment based upon that determination may be entered in the appropriate court. If the two chosen arbitrators are unable to reach a decision as to the allocations, they shall select a third arbitrator, who shall review the matter and make a decision. The determination of such arbitrator shall be final and conclusive upon the parties, and a judgment based upon that determination may be entered in the appropriate court. The parties will bear the expenses of the arbitration equally.

         The Purchase Price shall be net to Seller except as otherwise provided herein, and shall be paid as follows:

                  (i) on or prior to the date of this Agreement, Buyer shall deliver to Title Company the Initial Earnest Money;

                  (ii) if this Agreement is not terminated by Buyer prior to the expiration of the Due Diligence Period, within three business days after the expiration of the Due Diligence Period Buyer shall deliver to Title Company the Additional Earnest Money. If the transaction described in this Agreement is consummated, the Earnest Money shall be paid to Seller at the Closing; otherwise, the Earnest Money shall be paid to Seller or Buyer as contemplated by this Agreement; and

                  (iii) the remaining balance of the Purchase Price shall be paid by Buyer to Seller at the Closing in immediately available funds, subject to any prorations and adjustments required by this Agreement.

         4. Closing; Escrow Agent. (a) The purchase and sale of the Hotel Properties shall be closed (the "Closing") within 15 days after the satisfaction or waiver of all of the conditions and requirements set forth in this Agreement, including, without limitation, the Proxy Consent (as defined in Section 10(b) below), but in no event later than April 30, 1996, or such later date mutually agreed to by the parties (the "Closing Date"). The Closing shall occur at the offices of Kutak Rock, 3300 North Central Avenue, Phoenix, Arizona 85012. The Closing documents shall be dated as of the Closing Date.

         (b) On or prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Buyer and Seller to do so. Seller and Buyer hereby engage Title Company to act as escrow agent in connection with this transaction. Seller and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for Buyer's or Seller's respective credit, all amounts necessary to procure the delivery of such documents and to pay, on behalf of Buyer and Seller, all charges and obligations payable by them, respectively. Seller and Buyer will pay all charges payable by them to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Buyer and Seller. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement. The engagement of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

         (c) At the Closing, Seller shall deliver to Title Company or Buyer, as applicable, or cause Title Company to issue, as applicable, the following:

                  (1) a Special Warranty Deed for each of the Hotel Properties;

                  (2) a Bill of Sale for each of the Hotel Properties;

                  (3) an Assignment Agreement for each of the Hotel Properties;

                  (4) Title Company's unconditional commitment (which may take the form of "marked-up commitments" to issue an Owner's Policy of Title Insurance for each of the Hotel Properties (collectively, the "Title Policies")) in the standard state form, dated as of the Closing Date, insuring Buyer's fee simple title to the Fort Lauderdale Real Property, Irving Real Property and Tampa Real Property, respectively, as good and indefeasible, deleting all exceptions and requirements, except the Permitted Exceptions, in the full amount of the Purchase Price as allocated pursuant to Schedule I among the Fort Lauderdale Hotel Property, the Irving Hotel Property and the Tampa Hotel Property;

                  (5) possession of the Hotel Properties, subject only to the rights of transient rental guests of the Hotel Properties and the third parties to the Documents, and the Permitted Exceptions;

                  (6) the Non-Foreign Seller Certificate as required by Section 1445(b)(2), Internal Revenue Code of 1986, as amended;

                  (7) evidence of its capacity and authority for the closing of this transaction;

                  (8) all other documents reasonably required by Buyer or Title Company to close this transaction;

                  (9) estoppel letters from tenants of the Hotel Properties pursuant to the Documents, if any, which letters shall be in form and substance reasonably acceptable to Buyer and Seller; provided, however, Seller shall only be obligated to deliver such letters to the extent the applicable Documents obligate the tenants thereunder to deliver such letters;

                  (10) if Buyer elects as contemplated by Section 9 to assume the Management Agreements, estoppel letters from Doubletree with respect to the Management Agreements in form and substance reasonably acceptable to Buyer and Seller; and

                  (11) letters to tenants under the Documents, as applicable, and other applicable entities under the Documents advising them of the sale of the Hotel Properties and the new address to remit payments due under such Documents, if applicable.

         (d) At the Closing, Buyer shall deliver to Title Company the following:

                  (1) the Purchase Price in immediately available funds (reduced by the amount of the Earnest Money), adjusted for prorations and credits as provided for in this Agreement;

                  (2) an Assignment Agreement for each of the Hotel Properties;

                  (3) evidence of its capacity and authority for the closing of the transaction contemplated herein;

                  (4) evidence satisfactory to Seller that the third party or parties to each Document acknowledge(s) that Buyer, from and after the Closing Date, is solely responsible for the payment and performance of the obligations which were previously those of Seller under the Documents, and that Seller is released from further liability or obligation under such Documents;

                  (5) either the Sale Termination Fee for each of the Hotel Properties, a receipt from Doubletree evidencing the payment of the Sale Termination Fee for each of the Hotel Properties, or an agreement in form and substance satisfactory to Seller executed by Buyer and Doubletree pursuant to which Buyer assumes all of Seller's obligations accruing under the Management Agreements from and after the Closing Date and Doubletree acknowledges such assumption and releases Seller from all liabilities and obligations under the Management Agreements (the "Doubletree Agreement"). Seller shall execute the Doubletree Agreement at the Closing to evidence its assignment of the Management Agreements to Buyer; and

                  (6) all other documents reasonably required by Seller or Title Company to close this transaction.

         (e) Upon receipt of the foregoing items, Title Company shall pay (i) the Purchase Price, including the Earnest Money, to Seller, (ii) the Sale Termination Fees, if any, deposited with it pursuant to this Section to Doubletree, and (iii) all other sums deposited with Title Company by Buyer to those third-parties or Title Company entitled to payment as set forth in the settlement statements prepared by Title Company and signed by Seller and Buyer, respectively, in connection with the Closing, and record the Special Warranty Deeds in the applicable real property records.

         5. Closing Costs; Prorations. (a) Except as otherwise provided in this Agreement, Buyer shall be responsible for the payment of all costs and expenses of the transaction described in this Agreement, including, without limitation:

                   (i) the cost of all analyses of the Hotel Properties conducted by Buyer, including, without limitation, all environmental assessments (including the Reports (as defined in Section 9)), engineering assessments and mechanical assessments;

                  (ii)  the fees and expenses of Buyer's attorneys;

                  (iii) the premiums for the Title Policies, including, without limitation, all title search charges, the premium for all endorsements to the Title Policies, all lender's policies, the cost of the modification of the survey exception, if applicable, and UCC search charges;

                  (iv) all applicable documentary stamps taxes, filing, mortgage and/or recording taxes, except that Seller shall pay for the cost of removing from the real property records all liens for which it is required pursuant to this Agreement to remove;

                  (v)  the cost of the Surveys (as defined below);

                  (vi)  the  fees  and  charges  imposed  by   third-parties  in
         connection with obtaining all required consents and approvals to the assignment to and assumption by Buyer of the Documents; and

                  (vii) the fees and charges of Title Company in its capacity as escrow agent;

         provided, however, if Buyer terminates this Agreement prior to the end of the Due Diligence Period as contemplated by Section 9 or pursuant to
         Section 11(b), Seller shall be responsible for the payment of the costs and expenses described in sub-items (iii)(with respect to the Title Policies, Seller shall be responsible for payment of all cancellation and termination fees, if any), (v) and (vii) and the costs and expenses of the Reports; otherwise, the foregoing costs and expenses shall be paid by Buyer whether or not the transaction described in this Agreement closes. Seller shall be solely responsible for the payment of its attorneys's fees and expenses and all costs and expenses incurred in connection with soliciting the Proxy Consent, whether or not the transaction described in the Agreement closes.

         (b) All income, rent (to the extent paid), costs, expenses, Taxes (as defined in sub-item (i) below) and obligations relating to the operation of the business conducted at the Hotel Properties and/or the Hotel Properties themselves shall be prorated between Seller and Buyer as of midnight of the day preceding the Closing Date. Seller shall receive all income from the Hotel Properties accruing prior to the Closing Date and Buyer shall receive all income accruing from and after the Closing Date. Seller shall be responsible for the payment of all costs, expenses and obligations from the Hotel Properties accruing prior to the Closing Date and Buyer shall assume such costs, expenses and obligations accruing from and after the Closing Date. The Assignment Agreements shall contain the agreement of (i) Seller to indemnify and hold harmless Buyer with respect to such costs, expenses and obligations accruing prior to the Closing Date, subject, however, to the limitation of Seller's liability set forth in Section 16; and (ii) Buyer to indemnify and hold harmless Seller with respect to such costs, expenses and obligations accruing from and after the Closing Date. Seller may retain, and Buyer shall promptly upon receipt pay over to Seller, any credits or refunds of, or contractual rights to receive reimbursements for, any real estate taxes, assessments and water, sewer and utility charges that were paid by Seller prior to the Closing and are attributable to the period of time prior to the Closing Date. Without limiting the generality of the foregoing, the following items shall be prorated, adjusted or paid as of the Closing Date in the manner indicated:

                  (i) any and all real estate, personal property, ad valorem and related taxes, levies and charges and those assessments which are of record ("Taxes") shall be prorated by and between Seller and Buyer at and as of the Closing. The parties shall reprorate the Taxes, if necessary, upon issuance of the final tax bill (if same are not available at the Closing);
                  (ii) all charges for utilities used at the Hotel Properties shall be paid by Seller up to and including the day immediately prior to the Closing Date. In such event, if necessary and obtainable, final meter readings shall be made on the day immediately prior to the Closing Date. Seller shall be entitled to receive all security deposits it has made with utility companies and third-party vendors (other than as contemplated with respect to the Documents in subitem (iv));
                  (iii) any and all installments of general or special assessments due and payable on or prior to the Closing Date , whether or not such assessments are of record as of the Closing Date, shall be paid by Seller prior to or at Closing. Buyer shall be responsible for all other general or special assessments imposed against the Hotel Properties; and
                  (iv) security deposits (and accrued interest to the extent such security deposits are required by the applicable Documents to be held in interest bearing accounts) held by Seller under the applicable Documents, if any, shall be credited against the Purchase Price, and Buyer shall reimburse Seller for all security deposits made by Seller under the Documents which will continue to be held by the applicable third-parties as security deposits subsequent to the Closing.

         A final closing adjustment shall be made by Buyer and Seller within forty-five (45)) days after the Closing, and to the extent that any additional payment or repayment is indicated on the final closing adjustment, the payment or repayment shall be made within five (5) days after the final adjustment is made. The terms of this Section shall survive Closing.

         6. Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Section are being made to induce Seller to enter into this Agreement and consummate the transaction contemplated herein, and Seller has relied, and will continue to rely, upon such representations and warranties. Buyer represents and warrants to Seller as follows:

                  A. Organization of Buyer. Buyer has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement and the other documents, instrument and agreements provided for herein.

                  B. Authority of Buyer. The person who has executed this Agreement on behalf of Buyer is duly authorized so to do.

                  C. Enforceability. Upon execution by Buyer, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement shall constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                  D. Consents. Buyer has obtained all necessary consents and approvals required to execute this Agreement and to undertake all of the obligations of Buyer arising prior to the end of the Due Diligence Period.

                  E. Availability of Funds. Buyer has sufficient funds to consummate the transaction described in this Agreement.

         All representations and warranties of Buyer made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date, and shall survive Closing. As of Closing, Buyer represents and warrants that it has obtained all necessary consents and approvals required to perform Buyer's obligations hereunder.

         7. Representations and Warranties of Seller. The representations and warranties of Seller contained in this Section are being made to induce Buyer to enter into this Agreement and consummate the transaction contemplated herein, and Buyer has relied, and will continue to rely, upon such representations and warranties. Seller represents and warrants to Buyer as follows:

                  A. Organization of Seller. Seller is duly formed, validly existing and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other documents, instruments and agreements provided for herein.

                  B. Authority of Seller. Subject to receipt of the Proxy Consent, the persons who have executed this Agreement on behalf of Seller are duly authorized so to do.

                  C. Enforceability of Documents. Subject to receipt of the Proxy Consent, upon execution by Seller, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

                  D. Consents. Subject to receipt of the Proxy Consent, Seller has obtained all consents and approvals required to execute this Agreement and perform Seller's obligations hereunder.

                  E. Title to Hotel Properties. Seller owns the Hotel Properties free and clear of all monetary liens created by Seller, but none other.

                  F. Notices. Seller has not received written notice of (i) any pending improvement liens to be made by any governmental authority with respect to the Hotel Properties; (ii) except as disclosed by Seller to Buyer in writing, any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Hotel Properties and their current use; (iii) any pending or threatened lawsuits, administrative actions, claims or investigations with respect to the Hotel Properties and their current use, except those which will be satisfied or bonded at or prior to Closing; or (iv) any pending or threatened condemnation proceedings with respect to the Hotel Properties. Except as disclosed in writing by Seller to Buyer within five business days after the date of this Agreement, Seller has not received any written notices from any governmental or quasi-governmental authorities or agencies with respect to a violation of or failure to comply with any applicable federal, state or local law, rule, regulation, court or administrative order or decree of any governmental or quasi-governmental authority, instrumentality or agency or any private agreement pertaining to environmental matters or hazardous substances/materials or environmental issues affecting the Hotel Properties. In the event Seller receives any of the foregoing described notices prior to the Closing, Seller shall, upon receipt, promptly deliver such notice to Buyer.

                  G. No Other Contracts, Options or Preferential Rights. Seller has not entered into any other contracts for the sale of the Hotel Properties and no other person or entity has any options or other preferential rights to purchase the Hotel Properties.

                  H. Employees. All employees currently employed under the Management Agreements are employed by Doubletree under the terms thereof. In connection with the operation of the Hotel Properties, Seller, to the extent applicable to Seller, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

                  I. Document Obligations. All reasonably anticipated obligations of Seller arising and/or accruing under the Documents have been paid in the ordinary course of business, and all accrued but unpaid obligations of Seller under the Documents as of the Closing Date will be prorated between Seller and Buyer as contemplated by Section 5. Seller has not received any written notice that the terms of any of the liquor licenses issued with respect to the Hotel Properties , or any of the laws, rules and regulations pertaining thereto, have been violated. Seller has not entered into any employment agreements, service contracts, maintenance agreements, management agreements, leases or other written agreements in effect with respect to the Hotel Properties that cannot be assigned to Buyer or terminated on thirty days prior written notice, except for the Documents and the Management Agreements.

                  J. Management Agreements. The Management Agreements are in full force and effect. FFCA has not received any written notices of default from Doubletree with respect to the Management Agreements, nor has FFCA delivered any written notices of default to Doubletree with respect to the Management Agreement. FFCA has no knowledge of any events which, with the passage of time, may result in a default by Doubletree under the Management Agreements.

         All representations and warranties of Seller made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date, and shall survive Closing for a period of one year only; provided, however, Buyer's sole recourse as a result of a breach of the foregoing representations and warranties shall be as set forth in Section 16.

         8. "As Is" Nature of Sale. BUYER AGREES THAT IT WILL EXAMINE AND INVESTIGATE THE HOTEL PROPERTIES PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD AND THAT BUYER WILL RELY SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER AS TO THE CONDITION OF THE HOTEL PROPERTIES, IN PURCHASING THE HOTEL PROPERTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER IS PURCHASING THE HOTEL PROPERTIES "AS IS", AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE HOTEL PROPERTIES, OR THE INCOME OR EXPENSES FROM OR OF THE HOTEL PROPERTIES. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT SELLER MAKES NO WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLER MAKES NO REPRESENTATION OR WARRANTY REGARDING ENVIRONMENTAL MATTERS OR THE AMERICANS WITH DISABILITIES ACT OR STATE DISABILITIES LAWS, OR OTHER REPRESENTATION OR WARRANTY REGARDING THE HOTEL PROPERTIES, THE CONDITION THEREOF, THE SUITABILITY OF THE HOTEL PROPERTIES FOR ANY PARTICULAR USE, OR OTHERWISE, EXCEPT AS SET FORTH IN SECTION 7 OF THIS AGREEMENT.

         BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. FURTHERMORE, BUYER ACKNOWLEDGES THAT IT IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO SELLER WITH RESPECT TO THIS AGREEMENT. TO THE EXTENT APPLICABLE AND PERMITTED BY LAW, BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41, INCLUSIVE.

         9. Inspection; Title/Survey Review. (a) Inspection of Hotel Properties. Buyer shall have until the end of the Due Diligence Period within which to, at Buyer's sole expense, make such physical investigations and examinations of the Hotel Properties as Buyer deems appropriate, including, without limitation, those dealing with the condition of the Hotel Properties and any environmental hazards relating to the Hotel Properties (the "Physical Investigations"). Buyer shall have until the end of the fifteenth business day after the delivery by Seller to Buyer of the last of the lists of the Fort Lauderdale Documents, Irving Documents and Tampa Documents (the "Document Review Period") to review and approve or disapprove the Documents, the Management Agreements (Buyer acknowledges that Seller has delivered to Buyer the Documents and Management Agreements prior to or as of the date of this Agreement, with the Management Agreements certified to be true, correct and complete by Seller) and the books and records of and other financial information pertaining to the Hotel Properties (which Seller agrees to make immediately available at FFCA's offices in Scottsdale, Arizona). Buyer acknowledges that Seller shall be responsible for ordering Phase I Environmental Reports (individually, a "Report") for each of the Hotel Properties and that Buyer shall have seven business days following the delivery of each report to approve or disapprove such Report (the "Phase I
Review Period"). Buyer or its designated agents may enter upon the Hotel Properties during normal business hours (9:00 a.m. to 5:00 p.m., Monday through Friday) during the Due Diligence Period for purposes of analysis or other tests and inspections which may be deemed necessary or desirable by Buyer to conduct its examinations and investigations of the Hotel Properties. Buyer must be accompanied by Seller's manager for the respective Hotel Property, or other representative authorized by Seller, prior to entering upon the Hotel Property in connection with Buyer's due diligence. Seller agrees to cooperate with Buyer in enabling Buyer to carry out such tests and inspections. Seller also agrees to promptly provide such due diligence materials with respect to the Hotel Properties and the Documents reasonably requested by Buyer which Seller has in its possession; provided, however, Seller shall not be required to incur any financial obligations in delivering such due diligence materials. Buyer shall not materially alter the physical condition of the Hotel Properties without notifying Seller of its requested tests and obtaining the written consent of Seller to any material physical alteration of the Hotel Properties. All investigations and examinations by Buyer of the Hotel Properties shall be done so as to minimize the disruption of business at the Hotel Properties.

         Buyer may elect to terminate this Agreement at any time prior to the expiration of the (i) Due Diligence Period, if Buyer is not satisfied in its sole discretion with the outcome of the Physical Investigations, (ii) the Document Review Period, if Buyer is not satisfied in its sole discretion with its review of the Documents, Management Agreements (but only if Buyer will assume such Management Agreements) and books and records and other financial information pertaining to the Hotel Properties, or (iii) Phase I Review Period for each of the Hotel Properties, if Buyer is not satisfied in its sole discretion with the Report for such Hotel Property. Buyer's election to terminate this Agreement pursuant to the preceding sentence shall be exercised by delivering a notice of termination to Seller, and upon such termination this Agreement shall be of no further force and effect, neither party shall have any further obligation to the other except with respect to the indemnity obligations of Buyer set forth in this Section, and Title Company shall immediately return the Initial Earnest Money to Buyer. In the absence of any such notice of termination prior to the expiration of the Due Diligence Period, (i) Buyer shall be deemed to have approved the condition of the Hotel Properties and waived its right to terminate this Agreement pursuant to this Section, (ii) Buyer shall deposit the Additional Earnest Money as contemplated by Section 3, and (iii) the Initial Earnest Money, and the Additional Earnest Money upon deposit with Title Company, shall be nonrefundable to Buyer except as otherwise expressly contemplated by this Agreement. If Buyer does not terminate this Agreement, prior to the end of the Due Diligence Period Buyer shall notify Seller whether Buyer intends to assume the Management Agreements as of the Closing.

         In the event this Agreement shall not close, Buyer shall restore the Hotel Properties to its original condition if damaged or changed due to the tests and inspections performed by Buyer, free of any mechanic's or materialman's liens or other encumbrances arising out of any of the inspections or tests, and shall provide Seller with a copy (which reasonable copy charges shall be paid by Seller) of the results of all studies, tests and inspections of the Hotel Properties made by Buyer, its agents, independent contractors, servants and/or employees (collectively, "Buyer's Related Parties"). Buyer shall keep confidential the results of all studies, tests and inspections made by Buyer and Buyer's Related Parties and shall not disclose said results to any third parties, other than Buyer's partners, employees and agents who shall similarly keep such information confidential. Buyer shall indemnify and hold Seller, its Affiliates and the partners, shareholders, employees, officers, directors and agents of Seller and its Affiliates harmless from and against any and all claims, costs, liabilities, losses, damages and expenses, including attorneys' fees and expenses, incurred by Seller as a result of Buyer's investigations and examinations of the Hotel Properties; provided, however, that the foregoing indemnity shall not include claims, costs, liabilities, losses, damages and expenses, arising solely as a result of Buyer merely discovering any defective conditions in the Hotel Properties or the operation thereof.

         (b) Title and Survey Review. Buyer acknowledges that Seller has delivered to Buyer a current commitment for title insurance for each of the Hotel Properties, including copies of all documents constituting exceptions to Seller's title to the Hotel Properties (the "Commitments"), and ALTA surveys of the Hotel Properties prepared for Seller at the time of Seller's acquisition of the Hotel Properties (the "Surveys"). Buyer shall have until the end of the tenth business days following the date of this Agreement (the "Title Review Period") to review and to give Seller and the Title Company written notice of any matter shown on the Commitments or the Surveys which is unacceptable to Buyer, in Buyer's sole judgment (the "Title Notice"). Seller shall have no obligation to cure any items to which Buyer may object. If Seller or Title Company have not agreed in writing prior to the end of the tenth day following the end of the Title Review Period (the "Cure Period") to satisfy and/or remove any material title matter objected to by Buyer in the Title Notice, Buyer shall have until 5:00 p.m. (Phoenix time) on the fifth day following the end of the Cure Period to terminate this Agreement by delivering a notice of termination to Seller, and upon such termination this Agreement shall be of no further force and effect, neither party shall have any further obligation to the other except with respect to the indemnity obligations of Buyer set forth in this Section, and Title Company shall immediately return the Earnest Money to Buyer. If Buyer does not elect to terminate this Agreement prior to the end of the Title Review Period or the Due Diligence Period, the Hotel Properties shall be conveyed to Buyer subject to those items set forth in the Commitments which the Seller or Title Company have not agreed in writing to cause to be removed (the "Permitted Exceptions"); provided, however, at or prior to Closing, Seller shall provide for the release of all monetary liens encumbering the Hotel Properties other than for taxes not yet delinquent and liens created by, through or under Buyer. Seller shall cause each of the Surveys to be brought current and recertified to Buyer. If the updated Surveys reveal title matters not previously depicted on the Survey, and such title matters would have a material adverse affect on Buyer's use and/or operation of the Hotel Properties, as determined by Buyer in its reasonable discretion, Buyer shall have a period of five business days after its receipt of each updated Survey to notify Seller and Title Company of its objection to such matters, which objection shall be deemed a Title Notice and solely for purposes of the objection(s) set forth in such Title Notice, the Cure Period and Seller's rights following such Cure Period as described above shall be applicable.

         10. Conditions Precedent to Closing. (a) The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of the condition that all obligations of Seller under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which, would upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default by Seller hereunder.

         (b) The obligation of Seller to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                  (i) Compliance With Representations, Warranties and Covenants; Certification. All obligations of Buyer under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which, would upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default by Buyer hereunder.

                  (ii) Proxy. Seller shall have received the consent to sell the Hotel Properties from more than 50% of the interests in Seller held by limited partners of Seller (the "Proxy Consent"). Such Proxy Consent shall be received pursuant to a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Seller shall undertake in good faith to obtain such Proxy Consent and shall promptly notify Buyer upon Seller's receipt of such Proxy Consent. If such Proxy Consent is not received by Seller before April 30, 1996, Seller shall have the right to terminate this Agreement by delivering notice of the exercise of such termination right to Buyer. Upon such termination, this Agreement shall be of no further force and effect, neither party shall have any further obligation to the other except with respect to the indemnity obligations of Buyer set forth in Section 9, and Title Company shall immediately return the Earnest Money to Buyer.

         (c) In consideration of the substantial time and effort to be spent by Buyer in performing its due diligence with respect to the Hotel Properties, Seller does hereby acknowledge, agree and covenant as follows:

                  (i) that the General Partner of Seller has reviewed the terms of the purchase and sale transaction governed by this Agreement and has determined that it shall recommend approval of this Agreement to the limited partners of Seller;

                  (ii) that Seller shall suspend the solicitation of offers to purchase the Hotel Properties and formally reject any other offers to acquire the Hotel Properties which were received prior to execution of this Agreement;

                  (iii) that in the event the Proxy Consent is not obtained on or before April 30, 1996, Buyer shall be entitled to terminate this Agreement and receive the return of the Earnest Money;

                  (iv) in the event that a competing offer to acquire the Hotel Properties is received by Seller prior to obtaining the Proxy Consent, then, as a condition precedent to the right of Seller to accept such offer, Seller shall advise Buyer in writing of the manner in which the terms of such offer are more favorable to Seller than those offered by Buyer and shall allow Buyer a fifteen day period to agree to match the terms offered pursuant to such subsequent offer, in which event Seller shall submit Buyer's amended offer to the limited partners of Seller for approval. In the event that Buyer does not agree to match such subsequent offer, Seller shall be entitled to enter into a contract with respect to such offer (the "Other Contract") upon the giving of notice to Buyer. Promptly after Seller enters into such Other Contract, Seller shall cause Title Company to return the Earnest Money to Buyer and this Agreement shall be deemed terminated and of no further force and effect. At the time of the closing of the Other Contract, Seller shall pay to Buyer a sum of money in an amount equal to 3% of the Purchase Price (the "Break-up Fee") as Buyer's sole and exclusive remedy as a result of the termination of this Agreement due to the Other Contract. The parties acknowledge that the lost opportunity costs for Buyer as a result of the closing of the Other Contract is substantial and, in certain respects, unremediable, and that the calculation of actual damages to be incurred in such event would be extremely difficult; therefore, the parties agree that the Break-up Fee constitutes reasonable compensation in lieu of such actual damages and shall be in the nature of liquidated damages and shall not constitute a penalty. Notwithstanding the foregoing, if the Other Contract is terminated and the Hotel Properties are not conveyed by Seller to the buyer under the Other Contract, Seller shall promptly notify Buyer in accordance with the notice provision of this Agreement of such termination, and Buyer shall have a period of ten (10) business days after receipt of Seller's notice to notify Seller and Title Company in accordance with the notice provision of this Agreement of Buyer's election to enter into a purchase agreement with Seller for the purchase of the Hotel Properties on the terms and conditions set forth in this Agreement, but with such adjustments to the time periods for deliveries, reviews and closing as the parties shall in good faith require. In the absence of Buyer's election to enter into such a purchase agreement, Seller and Buyer shall have no further contractual obligations with each other with respect to the Hotel Properties, other than Buyer's indemnity obligation set forth in Section 9, Buyer shall have no rights or interests with respect to the Hotel Properties, and Seller shall be free to enter into any agreement with any other persons or entities with respect to the Hotel Properties without any action or acknowledgment by Buyer.

         11. Default and Remedies. (a) In the event of a material breach by Buyer of its representations, warranties or covenants set forth in this Agreement, and Buyer fails to cure the same within ten days after Buyer's receipt of notice of such material breach, and/or in the event that all of the conditions to Buyer's obligation to close have been satisfied and Buyer fails to close its purchase of the Hotel Properties, the Earnest Money (to the extent paid) shall be paid to Seller and retained by it as liquidated damages as Seller's sole and exclusive remedy hereunder; provided, however, such limitation of damages shall not apply to Buyer's obligations to Seller pursuant to the indemnity set forth in Section 9. The parties acknowledge that Seller's damages caused by Buyer's material breach of its representations, warranties or covenants set forth in this Agreement and/or Buyer's failure to close hereunder would be difficult to determine, and agree that the amount of the Earnest Money represents a reasonable estimate of Seller's damages.

         (b) In the event of a material breach by Seller of its representations, warranties or covenants set forth in this Agreement, and Seller fails to cure the same within ten days after Seller's receipt of notice of such material breach, and/or in the event that all conditions to Seller's obligation to close have been satisfied and Seller fails to close its sale of the Hotel Properties hereunder, Buyer, as its exclusive remedies, may either seek specific performance of Seller's obligations under this Agreement or terminate this Agreement, upon which termination Title Company shall immediately return the Earnest Money to Buyer and Seller shall assume responsibility for the payment of the costs of the Commitments and the Surveys. The parties acknowledge that Buyer's damages caused by Seller's material breach of its representations, warranties or covenants set forth in this Agreement and/or Seller's failure to close hereunder would be difficult to determine, and agree that the exclusive remedies contained herein are reasonable.

         12. Operation of Hotel Properties Prior to Closing. From the date of this Agreement until Closing, Seller shall (i) maintain and operate the Hotel
Properties in their current state and condition, ordinary wear and tear excepted, (ii) continue all insurance policies relative to the Hotel Properties in full force and effect, (iii) not remove any item of personal property unless replaced by a comparable item of personal property, other than in the ordinary course of business, (iv) not enter into any service contracts, leases, maintenance agreements or other contracts affecting the Hotel Properties that may not be terminated within 30 days after notice without penalty, and shall not in any way amend or modify the Documents or the Management Agreements, (v) pay and discharge its liabilities in the ordinary course of business, and (vi) perform, when due, all of Seller's obligations under the existing licenses, permits, contracts and agreements relating to the Hotel Properties and as otherwise required by all applicable laws, statutes, ordinances, codes, rules and regulations affecting the Hotel Properties. If Buyer elects to assume the Management Agreements, Seller shall maintain the inventory and supplies in the Hotel Properties at ordinary levels in order to operate such properties in the ordinary course of business as of the Closing Date; if Buyer does not elect to assume the Management Agreements, Seller shall only be obligated to maintain such inventory and supplies at the Hotel Properties as is reasonably necessary to facilitate on or about the Closing Date the change from Doubletree as the operator/property manager to Buyer's operator/property manager.

         Seller agrees to cooperate with Buyer on or before the Closing Date in order to complete all applications and allow for all inspections required in order to transfer all of the licenses and permits issued in connection with the Hotel Properties, including, without limitation, the liquor licenses for each Hotel Property, and shall promptly execute and return to Buyer all documentation reasonably required in connection therewith.

         Seller shall deliver the Hotel Properties at Closing in substantially the same condition as existed on the date of this Agreement.

         13. Condemnation. (a) If, prior to the Closing Date, condemnation proceedings are commenced against any material portion of any of the Hotel Properties and this Agreement has not terminated pursuant to an express provision herein, then in such event Buyer may, at its option, elect to terminate this Agreement by written notice to Seller within 20 days after Seller's notification to Buyer of the commencement of such condemnation proceedings, or at the Closing, whichever is earlier, in which case the Earnest Money shall be refunded to Buyer, and neither party shall have any further rights or obligations hereunder, other than Buyer's indemnity obligation as set forth in Section 9. If Buyer does not make its election to terminate this Agreement, then the Closing shall take place as provided herein without reduction of the Purchase Price, and at Closing Seller shall assign to Buyer its interest in and to any condemnation award.

         (b) If, prior to the Closing Date, condemnation proceedings are commenced against less than a material portion of any of the Hotel Properties, then in any such event neither Buyer nor Seller shall have any right to terminate its obligations under this Agreement, but, at Closing, Seller shall assign to Buyer its interest in and to any condemnation award, and the Purchase Price shall not be reduced.

         (c) For the purposes of Section 13(a) and (b) above, "material portion" of any Hotel Property shall mean any structural portion of the building located on the Hotel Property, such portion of the parking areas which would render the remaining parking areas insufficient under applicable ordinances or regulations for the Hotel Property to lawfully operate, or such other portion of the Hotel Property which, if taken, would, in the reasonable judgment of Buyer, have an adverse effect on the ability of Buyer to use the Hotel Property for its intended purpose.

         (d) If, prior to the Closing Date, condemnation proceedings are commenced, Seller shall notify Buyer of such proceedings. During the term of this Agreement, Seller shall notify Buyer of material developments in such condemnation proceedings and consult with Buyer regarding major decisions by Seller in such proceedings; provided, however, Seller will have no obligation to accept Buyer's counsel, but Seller shall not make any decisions which would have a material adverse effect on the Hotel Properties.

         14. Casualty. Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Hotel Properties between the date of this Agreement and the Closing. In the event of such fire or other casualty, Buyer shall, at its option, elect one of the following:

                  (a) Accept an assignment of all insurance proceeds and accept the Hotel Property in its existing condition, if the loss, as determined by Seller's insurance adjuster, is FIVE MILLION DOLLARS ($5,000,000) or less, so long as Buyer reasonably determines that the insurance proceeds are adequate to completely restore and repair the Hotel Property to the condition prior to the damage, the Hotel Property retains its non-conforming use status (if applicable) and Buyer receives a credit against the Purchase Price of the amount of any deductibles under the applicable insurance policies; or

                  (b) If the loss, as determined by Seller's insurance adjuster, is greater than FIVE MILLION DOLLARS ($5,000,000), or less than such amount but any of the conditions in the preceding subsection are not satisfied, Buyer, in its sole and absolute discretion, shall have a right to accept all of Seller's insurance proceeds and receive a credit against the Purchase Price of the amount of any deductibles under the applicable insurance policies, or terminate this Agreement within twenty days of receipt of written notice of the damage or destruction, in which event the Earnest Money shall be refunded to Buyer and this Agreement shall be deemed terminated, other than Buyer's indemnity obligation set forth in Section 9.

         15. Nonrefundable Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of $100.00 ("Independent Contract Consideration"), which amount the parties bargained for and agreed to as consideration for Buyer's exclusive right to inspect and purchase the Hotel Properties pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable and is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

         16. Trust and Escrow Agreement; Limitations on Liability. SELLER, BUYER AND TRUSTEE SHALL NEGOTIATE AND ENTER INTO THE TRUST AND ESCROW AGREEMENT DURING THE DUE DILIGENCE PERIOD, WITH SELLER AND BUYER AGREEING TO NEGOTIATE SUCH TRUST AND ESCROW AGREEMENT IN GOOD FAITH. THE PURPOSE OF THE TRUST AND ESCROW AGREEMENT SHALL BE TO ESTABLISH THE SOLE AND EXCLUSIVE SOURCE OF FUNDS TO WHICH BUYER SHALL LOOK SUBSEQUENT TO CLOSING FOR RECOURSE IN THE EVENT OF A BREACH OR DEFAULT BY SELLER OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED BY SELLER AS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE SPECIAL WARRANTY DEEDS, BILLS OF SALE AND ASSIGNMENT AGREEMENTS, AND/OR THE TRUST AND ESCROW AGREEMENT. THE TRUST AND ESCROW AGREEMENT SHALL PROVIDE FOR THE DEPOSIT, IMMEDIATELY AFTER CLOSING, OF THE TRUST FUNDS IN TRUST WITH TRUSTEE AND SHALL SET FORTH THE PROCEDURE FOR BUYER TO FILE A CLAIM AGAINST THE TRUST FUNDS SUBSEQUENT TO CLOSING. THE TRUST AND ESCROW AGREEMENT SHALL PROVIDE THAT BUYER MAY FILE A CLAIM AGAINST THE TRUST FUNDS FOR A PERIOD OF ONE YEAR FOLLOWING THE CLOSING DATE. IF BUYER HAS NOT FILED ANY CLAIMS AGAINST THE TRUST FUNDS DURING SUCH ONE YEAR PERIOD, OR IF ALL CLAIMS FILED AGAINST THE TRUST FUNDS HAVE BEEN RESOLVED PRIOR TO THE EXPIRATION OF SUCH ONE YEAR PERIOD, TRUSTEE SHALL IMMEDIATELY DELIVER TO SELLER OR ITS DESIGNEE THE REMAINING BALANCE OF THE TRUST FUNDS. IF ANY CLAIMS ARE PENDING AGAINST THE TRUST FUNDS AT THE TIME OF THE EXPIRATION OF SUCH ONE YEAR PERIOD, THE REMAINING BALANCE OF THE TRUST FUNDS SHALL CONTINUE TO BE HELD IN TRUST BY TRUSTEE PURSUANT TO THE TRUST AND ESCROW AGREEMENT PENDING RESOLUTION OF SUCH CLAIMS, AND UPON SUCH RESOLUTION, THE BALANCE OF THE TRUST FUNDS, AFTER PAYMENT TO BUYER OF ALL SUMS DUE WITH RESPECT TO CLAIMS RESOLVED IN BUYER'S FAVOR, SHALL BE DELIVERED TO SELLER OR ITS DESIGNEE. IN THE ABSENCE OF THE EXECUTION AND DELIVERY BY SELLER, BUYER AND TRUSTEE OF THE TRUST AND ESCROW AGREEMENT PRIOR TO THE END OF THE DUE DILIGENCE PERIOD, THIS AGREEMENT SHALL BE DEEMED TERMINATED, THE INITIAL DEPOSIT SHALL BE RETURNED TO BUYER AND SELLER AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS TO EACH OTHER WITH RESPECT TO THE HOTEL PROPERTIES OTHER THAN BUYER'S INDEMNITY OBLIGATION SET FORTH IN SECTION 9. THE TRUST FUNDS SHALL BE HELD AND DISTRIBUTED BY THE TRUSTEE IN ACCORDANCE WITH THE TRUST AND ESCROW AGREEMENT. TRUSTEE'S FEES AND EXPENSES SHALL BE PAID OUT OF THE TRUST FUNDS DISTRIBUTED TO SELLER; PROVIDED, HOWEVER, IF THE REMAINING TRUST FUNDS ARE INSUFFICIENT TO PAY SUCH FEES AND EXPENSES, SELLER AND ITS GENERAL PARTNER(S) SHALL BE SOLELY RESPONSIBLE FOR PAYING SUCH FEES AND EXPENSES.

         Notwithstanding anything to the contrary provided in this Agreement, any other document or instrument to be executed and delivered as contemplated in this Agreement in connection with the sale of the Hotel Properties by Seller to Buyer, including, without limitation, the Special Warranty Deeds, Bills of Sale and Assignment Agreements, and/or the Trust and Escrow Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Seller and Buyer, that:

                  (i) there shall be absolutely no personal liability on the part of any partner (or any partner of any partner) of Seller or Buyer, any shareholder, director, officer or employee of a partner (or any partner of any partner) of Seller or Buyer, or their Affiliates, with respect to any of the terms, covenants and conditions of this Agreement, the documents to be executed and delivered as contemplated by this Agreement, including, without limitation, the Special Warranty Deeds, Bills of Sale and Assignment Agreements, and/or the Trust and Escrow Agreement;

                  (ii) Seller and Buyer waive all claims, demands and causes of action against the partners (and the partners of the partners) of Seller and Buyer and the shareholders, officers, directors, employees and agents of the partners (and the partners of the partners) of Seller and Buyer and of their Affiliates in the event of any breach by the other party of any of the terms, covenants and conditions of this Agreement, the documents and instruments to be executed and delivered as contemplated by this Agreement, including, without limitation, the Special Warranty Deeds, Bills of Sale and Assignment Agreements, and/or the Trust and Escrow Agreement;

                  (iii) prior to Closing, Buyer's sole and exclusive remedies for a breach or default by Seller of this Agreement shall be as set forth in Section 11, and subsequent to Closing, Buyer shall look solely to the Trust Funds in accordance with the terms and conditions of the Trust and Escrow Agreement for the satisfaction of each and every remedy of Buyer in the event of any breach or default by Seller of any of its representations, warranties, covenants and obligations under this Agreement, the documents to be executed and delivered by Seller as contemplated by this Agreement, including, without limitation, the Special Warranty Deeds, Bills of Sale and Assignment Agreements, and/or the Trust and Escrow Agreement. The exculpation of liability set forth in this subsection is absolute and without any exception whatsoever; and

                  (iv) prior to Closing, Seller's sole and exclusive remedy for a breach or default by Buyer of this Agreement shall be as set forth in
         Section 11, and subsequent to Closing, Seller shall look solely to the assets of Buyer for the satisfaction of each and every remedy of Seller in the event of any breach by Buyer of any of the terms and conditions of this Agreement, the documents to be executed and delivered by Buyer as contemplated by this Agreement, including, without limitation, the Assignment Agreements, and/or the Trust and Escrow Agreement. The exculpation of liability set forth in this subsection is absolute and without any exception whatsoever.

         17. Miscellaneous Provisions.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Attorneys may send or receive notices on behalf of their respective clients. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

               If to Seller:     Dennis L. Ruben, Esq.
                                 Senior Vice President and General Counsel
                                 Franchise Finance Corporation of America
                                 17207 North Perimeter Drive
                                 Scottsdale, AZ  85255
                                 Telephone:  (602) 585-4500
                                 Telecopy:   (602) 585-2226


               If to Buyer:      Mr. Jonathan D. Eilian
                                 Principal
                                 Starwood Capital Group, L.P.
                                 Three Pickwick Plaza
                                 Suite 250
                                 Greenwich, CT 06830
                                 Telephone: (203) 861-2100
                                 Telecopy: (203) 861-2101

               with a copy to:   Andrew S. Robins, Esq.
                                 Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
                                 Suite 1400
                                 500 East Broward Boulevard
                                 Fort Lauderdale, Florida 33394
                                 Telephone: (305) 462-2000
                                 Telecopy: (305) 523-1722

                  B. Assignment. Seller and Buyer shall not, without the prior written consent of the other party, sell, assign, transfer or convey this Agreement, whether voluntarily or involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation or dissolution or a transfer of a majority of the equity interests of Seller or Buyer; provided, however, that Buyer may assign its interest in this Agreement to an Affiliate or subsidiary of Buyer with Seller's prior consent thereto, which consent shall be conditioned upon Buyer documenting to Seller the proposed assignee's financial ability to perform the obligations of "Buyer" under this Agreement, Buyer shall remain obligated to perform all of the obligations of "Buyer" under this Agreement, and the form of the assignment agreement shall be subject to Seller's reasonable approval. Notwithstanding anything in this Agreement to the contrary, Seller acknowledges that Buyer may assign its rights under this Agreement to receive title to all or a portion of the Fort Lauderdale Personal and Intangible Property, Irving Personal and Intangible Property and Tampa Personal and Intangible Property to an operating company designated by Buyer. In such event, the Bills of Sale and Assignment Agreements may be in favor of such operating company as the purchaser of such rights thereunder; provided, however, Buyer shall be liable to Seller for all obligations of the purchaser thereunder.

                  C. Commission. Except for the fee payable by Seller to Lehman Brothers, Buyer and Seller represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transaction contemplated by this Agreement. Buyer and Seller shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  D. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  E. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Buyer were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

                  H. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

                  I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its attorneys' fees and other costs in addition to any other relief to which it may be entitled, including fees and expenses paid to the Title Company in connection with this Agreement.

                  J. Entire Agreement.  This Agreement,  together with any other certificates, instruments or agreements to be delivered hereunder, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Buyer with respect to the subject matter of this Agreement.

                  K. Forum Selection; Jurisdiction; Venue; Choice of Law. Buyer acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by Seller and Buyer in the State of Arizona and delivered by Seller and Buyer in the State of Arizona and there are substantial contacts between the parties and the transaction contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Buyer consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Buyer waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Hotel Properties are located, as applicable, shall be deemed to apply. Nothing contained in this subsection shall limit or restrict the right of Seller to commence any proceeding in the federal or state courts located in the states where the Hotel Properties are located to the extent Seller or Buyer deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

                  L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

                  N. Survival. Except for the conditions of Closing set forth in
         Section 10, which shall be satisfied or waived as of the Closing Date, all representations, warranties and agreements of Seller and Buyer set forth in this Agreement shall survive the Closing.

                  O. Time of the Essence. Time is of the essence with respect to each provision of this Agreement; provided, however whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall upon a Saturday, Sunday or holiday observed by federal banks in the State of Arizona, the date for such determination or action shall be extended to the first business day immediately thereafter.

                  P. Waiver of Jury Trial and Consequential and Punitive Damages. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED
         HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, SELLER AND BUYER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK CONSEQUENTIAL AND PUNITIVE DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY SELLER AND BUYER OF ANY RIGHT THEY MAY HAVE TO SEEK CONSEQUENTIAL AND PUNITIVE DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

                  Q. Confidentiality of Information. Seller and Buyer agree to keep strictly confidential all Confidential Information and not to disclose such Confidential Information other than (i) to such of their respective (A) Affiliates and partners and the officers, directors, shareholders, employees and agents of their respective Affiliates and partners, (B) regulatory agencies, (C) rating agencies with a bona fide need to know and/or (D) attorneys, accountants, engineers, consultants or agents of the foregoing, (ii) in response to a subpoena or court order to disclose such Confidential Information, or (iii) as otherwise required by law.

                  R. Nonrecordation. The parties agree that neither this Agreement nor any notice or memorandum thereof shall be recorded in any public records, and a breach of this provision shall constitute a default by the breaching party.

                  S. No Offer; Effective Date. The distribution of this Agreement by Seller to Buyer shall not constitute an offer by Seller to Buyer to convey the Hotel Properties and shall not be binding upon and enforceable against Seller until such time as Seller and Buyer have both executed and acknowledged this Agreement. The "date of this Agreement" shall be the date an original of this Agreement (or original counterparts of this Agreement) executed by both Seller and Buyer together with the Initial Earnest Money described in Section 3(i) are delivered to the Title Company.

                  T. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This disclosure is being given in connection with the Fort Lauderdale Hotel Property and the Tampa Hotel Property in accordance with the Florida Statutes.

         IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date first above written.

                       SELLER:

                       GUARANTEED HOTEL INVESTORS 1985, L.P., a Delaware limited partnership

                       By FFCA  Management Company, Limited
                       Partnership, a Delaware limited
                       partnership, its general partner

                       By Perimeter Center Management
                       Company, a Delaware corporation, its general partner

                       By /s/ Morton Fleischer
                       Printed Name:  Morton H. Fleischer
                       Its President and Chief Executive Officer


                       BUYER:

                       SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

                       By  Starwood Lodging Trust, a
                           Maryland real estate investment trust,
                           its general partner



                       By /s/ Barry S. Sternlicht
                       Printed Name: Barry S. Sternlicht
                       Its Chairman and Chief Executive Officer


                       BUYER'S COUNSEL


                       By ______________________________________________________
                       Name ____________________________________________________
                       Title ___________________________________________________

                       Date:______________, 1995

                       Counsel for Buyer, signing only for purposes of meeting the statutory requirements of Article 17.42 of the Texas Deceptive Trade PracticesAConsumer Protection Act.


                       TITLE COMPANY:

                       Receipt   of   $200,000    Initial   Earnest   Money   is
                       acknowledged.


                       LAWYERS TITLE INSURANCE
                       CORPORATION


                       By /s/ Irma Hickman
                         --------------------
                       Name: Irma Hickman
                       Title: Manager National Accounts


STATE OF ARIZONA         ]
                         ] SS.
COUNTY OF MARICOPA       ]

         The foregoing instrument was acknowledged before me on November 13, 1995 by Morton H. Fleischer, President and Chief Executive Officer of Perimeter Center Management Company, a Delaware corporation, general partner of FFCA Management Company, Limited Partnership, a Delaware limited partnership, general partner of Guaranteed Hotel Investors 1985, L.P., a Delaware limited partnership, on behalf of the corporation and partnerships.


                                          /s/ Mary E. Leeland
                                          -------------------
                                          Notary Public

My Commission Expires:

December 9, 1996
- ----------------



STATE OF CONNECTICUT  ]
                      ] SS.
COUNTY OF FAIRFIELD   ]

         The foregoing instrument was acknowledged before me on November 3, 1995 by Barry S. Sternlicht, Chairman and CEO of Starwood Lodging Trust, a Maryland real estate investment trust, the general partner of SLT Realty Limited Partnership, a Delaware limited partnership, on behalf of the trust and partnership.


                                          /s/ Beth Van Nostrand
                                          ---------------------
                                          Notary Public

My Commission Expires:

2/28/99

                                   EXHIBIT A-1

                                LEGAL DESCRIPTION

                            FORT LAUDERDALE PROPERTY


Lot 22, CORPORATE PARK AT CYPRESS CREEK, according to the Plat thereof, as recorded in Plat Book 108, at Page 11, of the Public Records of Broward County, Florida; LESS AND EXCEPT therefrom that certain parcel being more particularly described as follows:

BEGINNING at the Northeast corner of Lot 23 of said CORPORATE PARK AT CYPRESS CREEK; thence North 00 degrees 01 minutes 06 seconds West on a Northerly projection of the Easterly boundary of said Lot 23, a distance of 67.67 feet; thence South 89 degrees 58 minutes 54 seconds West, a distance of 166.11 feet to an intersection of an arc of a circular curve to the left; thence Southwesterly along the arc of said curve, having a radius of 555.0 feet, whose radius point bears South 54 degrees 12 minutes 57 seconds East from the last described point, an arc distance of 79.60 feet; said last mentioned course being coincident with the right-of-way of Northwest Sixth Way; (as shown on Plat of CORPORATE PARK AT CYPRESS CREEK, according to the Plat thereof, as recorded in Plat Book 108, at Page 11, of the Public Records of Broward County, Florida); thence North 89 degrees 58 minutes 54 seconds East along the North line of said Lot 23, a distance of 207.90 feet to the POINT OF BEGINNING of this description; also, LESS AND EXCEPT therefrom the following described parcel, being more particularly described as follows:

         BEGINNING at the Southeast corner of Lot 21, CORPORATE PARK AT CYPRESS CREEK; thence South 89 degrees 26 minutes 35 seconds West, a distance of 250.00 feet; thence North 45 degrees 32 minutes 07 seconds West, a distance of 102.91 feet, the last two described courses being more particularly described as being the South line of said Lot 21; thence South 44 degrees 27 minutes 53 seconds West, a distance of 67.00 feet; thence south 45 degrees 32 minutes 07 seconds East, a distance of 130.68 feet; thence North 89 degrees 26 minutes 35 seconds East, a distance of 262.52 feet to a point on the East line of said Lot 22; thence North 12 degrees 15 minutes 54 seconds East along the East line of Lot 22, a distance of 68.71 feet to the POINT OF BEGINNING of this description.

AND ALSO LESS AND EXCEPT:

That portion of Lot 22 of CORPORATE PARK AT CYPRESS CREEK, as shown on the Plat recorded in Plat Book 108, Page 11 of the Public Records of Broward County, Florida described as follows:

COMMENCE at the Southeast corner of said Lot 22 and run thence North 10(degree)47'53" East along the Easterly boundary of said Lot 22, a distance of
12.28 feet for a POINT OF BEGINNING; thence South 88(degree)30'53" West along an Easterly extension of a Southerly boundary of Lot 23 of said CORPORATE PARK AT CYPRESS CREEK, a distance of 456.62 feet to an intersection with a Westerly boundary of said Lot 22; thence North 1(degree)29'07" West along said Westerly boundary, a distance of 16.50 feet; thence North 88(degree)13'20" East, a distance of 276.74 feet; thence South 87(degree)58'15" East, a distance of
165.64 feet; thence North 88(degree)30'53" East, distance of 16.24 feet to an intersection with the Easterly boundary of said Lot 22; thence South 10(degree)47'53" West along said Easterly boundary, a distance of 7.94 feet to the POINT OF BEGINNING.

Said lands situate, lying and being in Broward Country, Florida.

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

                                 IRVING PROPERTY

BEING 6.646 acres of land located in Lot 1, Block 1, TOWNE LAKE, Phase I, an addition to the City of Irving, Dallas County, Texas, according to the plat recorded in Volume 83091, Page 1067 of the Deed Records of Dallas County, Texas, and being more particularly described by metes and bounds, as follows:

BEGINNING at a 1/2" iron rod at the Northwest corner of said Lot 1, Block 1, lying at the intersection of the East right-of-way line of Valley View Lane (a 100 foot wide right-of-way) and the new South right-of-way line of State Highway No. 183, as conveyed to the State of Texas, by the deed recorded in Volume 88189, Page 1985 of the Deed Records of Dallas County, Texas;

THENCE S 83(degree) 17' 58" E 488.20 feet along the new South right-of-way line of said State Highway No. 183 and the North boundary line of said Lot 1, Block 1, TOWNE LAKE to a 1/2" iron rod at the Northeast corner of said Lot 1;

THENCE S 13(degree) 16' 12" W 612.11 feet along the East boundary line of said Lot 1 to a 1/2" iron rod in the East boundary line of a tract of land conveyed to Texas Power & Light Company by the deed recorded in Volume 75244, Page 1690 of the Deed Records of Dallas County, Texas;

THENCE N 01(degree) 02' 53" E 74.89 feet along the East boundary line of Said Texas Power & Light Company Tract to a 1/2" iron rod at the Northeast corner thereof;

THENCE N 89(degree) 55' 23" W along the South boundary line of said Lot 1, Block 1 and the North boundary line of said Texas Power & Light Company tract at
141.40 feet passing the Northwest corner of said Texas Power & Light Company Tract, and in all 157.40 feet to a 1/2" iron rod;

THENCE S 01(degree) 15' 42" W 125.00 feet to a point;

THENCE S 46(degree)10' 28" W 22.00 feet to a 1/2" iron rod at the back of a concrete curb;

THENCE S 01(degree) 16' 14" W 151.50 feet to a point in the South boundary line of said Lot 1, Block 1, TOWNE LAKE, Phase I;

THENCE S 89(degree) 52' 34" W 187.91 feet along the South boundary line of said Lot 1 to an "X" cut in a concrete driveway at the Southwest corner of said Lot 1, and lying in the East right-of-way line of aforesaid Valley View Lane;

THENCE along the West boundary line of said Lot 1, Block 1, TOWNE LAKE, and the East right-of-way line of said Valley View Lane, as follows:

              1. NORTHEASTERLY 229.62 feet along a curve to the Left, having a radius of 1482.40 feet, a central angle of 08(degree) 52' 30" and a chord bearing N 04(degree) 41' 24" E 229.39 feet to a 1/2" iron rod at the end of said curve;

              2. N 00(degree)15' 06" E 641.09 feet to THE PLACE OF BEGINNING, containing 6.646 acres (289,482 square feet) of land.

                                  EXHIBIT A-3

                                 TAMPA PROPERTY

                               LEGAL DESCRIPTION:

Lot 1, Block 4, Less the South 190 feet thereof, of Tampania Subdivision, according to the map or plat thereof, as recorded in Plat Book 8, page 71, Hillsborough County, Florida, and Less that part described in order of taking in Official Records Book 3237, page 206, of the Public Records of Hillsborough County, Florida; together with the West 1/2 of closed right-of-way known as Manhattan Avenue abutting that portion of Lot 1, described above, as vacated by Ordinance No. 8419A as recorded in Official Records Book 4235, page 1615, of the Public Records of Hillsborough County, Florida.